Exhibit 10.35

CARDTRONICS PLC

A         FOURTH AMENDED AND RESTATED 2007 STOCK INCENTIVE PLAN

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IX.	ANNUAL INCENTIVE AWARDS	A-12
X.	PHANTOM STOCK AWARDS	A-12
XI.	RESTRICTED STOCK UNIT AWARDS	A-13
XII.	BONUS STOCK AWARDS	A-13
XIII.	FORFEITURE EVENTS	A-14
XIV.	RECAPITALIZATION OR REORGANIZATION	A-15
XV.	AMENDMENT AND TERMINATION OF THE NON-EMPLOYEE SHARE AND CASH AWARD PLAN	A-17
XVI.	MISCELLANEOUS	A-17

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CARDTRONICS PLC

FOURTH AMENDED AND RESTATED 2007 STOCK INCENTIVE PLAN

I.  PURPOSE AND HISTORY OF THE PLAN

The purpose of the CARDTRONICS PLC FOURTH AMENDED AND RESTATED 2007 STOCK INCENTIVE PLAN effective January 18, 2019 (the “Plan”) is to provide a means through which Cardtronics plc (the “Company”) and its Subsidiaries may attract able persons to enter the employ of the Company and its Subsidiaries and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its Subsidiaries rest, and whose present and potential contributions to the Company and its Subsidiaries are of importance, can acquire and maintain share ownership, thereby strengthening their concern for the welfare of the Company and its Subsidiaries.  A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its Subsidiaries.  Accordingly, the Plan provides for granting Incentive Stock Options, options that do not constitute Incentive Stock Options, Restricted Stock Awards, Restricted Stock Units, Phantom Stock Awards, Bonus Stock Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employee as provided herein.

The Plan is intended to be an “employees’ share scheme” within the meaning of section 1166 of the U.K. Companies Act 2006.  All Awards granted under the Plan must be made on terms that the Awards are to be settled in Ordinary Shares.

Awards may also be granted under an Annex to the Plan.  Non-Employee Directors and Consultants are not eligible to be granted Awards under the main rules of the Plan and shall only be eligible to receive Awards granted under an Annex to the Plan.  Any Award that may be settled in cash or in a combination of cash or Ordinary Shares shall be granted only under an Annex to the Plan.

The Cardtronics plc.  Third Amended and Restated 2007 Stock Incentive Plan and Annex to such plan shall continue in effect and unchanged with respect to awards outstanding as of January 17, 2019. All Awards granted on or following January 18, 2019 shall be covered by this Fourth Amended and Restated 2007 Stock Incentive Plan.

II.  DEFINITIONS

The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

(a)        “Affiliate” means any corporation, partnership, limited liability company or association, trust, or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company.  For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors or comparable governing body of the controlled entity or organization or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

(b)        “Award” means, individually or collectively, any Option, Restricted Stock Award, Restricted Stock Unit Award, Phantom Stock Award, or Bonus Stock Award.

(c)        “Award Agreement” means either (a) a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (b) a written or electronic statement issued by the Company, a Subsidiary, or the Company’s holding company to a Participant describing the terms and conditions of the actual grant of such Award.

(d)        “Board” means the Board of Directors of the Company.

(e)        “Bonus Stock Award” means an Award granted under Paragraph XI of the Plan.

(f)        “Cause”  shall have the meaning ascribed to it in the Participant’s employment agreement with the Company, a Subsidiary or the Company’s holding company; provided, however, that if the Participant does not have such an employment agreement or the Participant’s employment agreement does not define the term “cause”, then “Cause” shall mean the termination of the Participant’s employment with the Company based on a determination by the Committee (or its delegate) that the Participant: (i) has engaged in gross negligence, gross incompetence or willful misconduct in the performance of the Participant’s duties with respect to the Company or any Affiliate; (ii) has refused without proper legal reason to perform the Participant’s duties and responsibilities to the Company or any Affiliate; (iii) has materially breached any material provision of a written agreement or corporate policy or code of conduct established by the Company or any Affiliate; (iv) has willfully engaged in conduct that is materially injurious to the Company or any Affiliate; (v) has disclosed without specific authorization from the Company confidential information of the Company or any Affiliate that is materially injurious to any such entity; (vi) has committed an act of theft, fraud, embezzlement, misappropriation or willful breach of a fiduciary duty to the Company or any Affiliate; or (vii) has been convicted of (or pleaded no contest to) a crime involving fraud, dishonesty or moral turpitude or any felony (or a crime of similar import in a foreign jurisdiction).

(g)        “Change in Control Company Event” means the occurrence of any of the following circumstances:

(i)         Any person (or group of persons acting in concert) obtains Control of the Company as a result of making an offer to acquire all of the issued shares of the Company (other than those which are at the time owned by such person or by persons acting in concert with that person), or if there is otherwise a change of Control of the Company including by way of merger, consolidation or share exchange with any other person.

(i)         A person becoming bound or entitled to acquire shares of the Company under sections 979 to 982 of the U.K. Companies Act 2006.

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(ii)       The court sanctioning a compromise or arrangement between the Company and its shareholders under section 899 of the U.K. Companies Act 2006, resulting in a change of Control of the Company.

(h)        “Code” means the U.S. Internal Revenue Code of 1986, as amended.  References in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

(i)         “Committee” means the Compensation Committee of the Board, subject to the limitations and exceptions as provided in subparagraph IV(a), such other committee designated by the Board to administer this Plan or the Board, in each case as determined by the Board.

(j)         “Company” shall have the meaning assigned to such term in Paragraph I.

(k)        “Consultant” means any person who is not an employee or a Director and who is providing advisory or consulting services to the Company or any Affiliate.

(l)         “Control” shall have the same meaning as in section 995 of the U.K. Income Tax Act 2007.

(m)       “Corporate Change” shall mean:

(i)         A Change in Control Company Event;

(ii)       A sale of all or substantially all of the assets of the Company to any other person or entity;

(iii)      a dissolution or liquidation of the Company;,

(iv)       any Person acquires or gains ownership or control, directly or indirectly, of more than 30% the combined voting power of the then outstanding voting shares of the Company entitled to vote generally in the election of its directors; or

(v)        during any period of twelve consecutive months the following individuals (the “Incumbent Directors”) cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the Effective Date, constitute the Board and any new director whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least a majority of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended (other than such new director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent or proxy solicitation, relating to the election of directors of the Company by or on behalf of a Person other than the Board), unless, in each case of (ii), (iii) and (iv), following such event (A) the holders of equity securities of the Company immediately prior to such event beneficially own, directly or indirectly, immediately after such event equity securities of the resulting or surviving parent entity, the

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transferee entity or any new direct or indirect parent entity of the Company resulting from or surviving any such transaction (such entity, the “Successor Entity”) entitled to 70% or more of the votes then eligible to be cast in the election of directors generally (or comparable governing body) of the Successor Entity in substantially the same proportion that they owned the equity securities of the Company immediately prior to such transaction or (B) at least a majority of the members of the board of directors (or comparable governing body) of the Successor Entity immediately following such event were Incumbent Directors at the time of the execution of the initial agreement providing for such event.

Notwithstanding the foregoing, if the Participant is subject to Section 409A of the Code,  solely for purposes of determining the timing of payment or timing of distribution for purposes of an Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, a Corporate Change shall not be deemed to have occurred unless the events that have occurred will also constitute a “change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation,” of the Company under Section 409A of the Code, or any successor provision.

(n)        “Director” means an individual who is a member of the Board.

(o)        An “employee” means any person (including an executive Director) in an employment relationship with the Company, a Subsidiary or the Company’s holding company.

(p)        “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(q)        “Executive Officer” shall mean an “officer” of the Company as specified in Rule 16a-1(f) of the Exchange Act, and any successor rule, regulation, or statute fulfilling the same or a similar function.

(r)        “Fair Market Value” means, as of any specified date, the closing share price of the Ordinary Shares (i) reported by the NASDAQ Stock Market LLC on that date or (ii) if the Ordinary Shares are no longer listed on the NASDAQ Stock Market LLC but are listed on any other stock exchange, as reported on the stock exchange composite tape of such exchange on that date (or such other reporting service approved by the Committee); or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Ordinary Shares are so reported.  If the Ordinary Shares are traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Ordinary Shares on the most recent date on which Ordinary Shares were publicly traded.  In the event Ordinary Shares are not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate and, to the extent required for setting the exercise or purchase price of an Option or Stock Appreciation Right,  if applicable, consistent with the requirements of section 409A of the Code.

(s)        “Incentive Stock Option” means an incentive stock option within the meaning of section 422 of the Code.

(t)         “including” means including without limitation.

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(u)        “Non-Employee Share and Cash Award Plan” means Annex I to the Plan, as amended from time to time.

(v)        “Option” means an Award granted under Paragraph VII of the Plan and includes both Incentive Stock Options to purchase Ordinary Shares and Options that do not constitute Incentive Stock Options to purchase Ordinary Shares.

(w)       “Ordinary Shares” means the Class A ordinary shares, nominal value $0.01 per share, in the Company or any security into which such Ordinary Shares may be changed or converted by reason of any transaction or event of the type described in Paragraph XIII.

(x)        “Participant” means an employee who has been granted an Award under the Plan.

(y)        “Person”  shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Section 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

(z)        “Phantom Stock Award” means an Award granted under Paragraph IX of the Plan that may only be settled through the delivery of Ordinary Shares.

(aa)      “Plan” shall have the meaning assigned to such term in Paragraph I.

(bb)      “Qualified Member” means a director who qualifies as a “non-employee director” within the meaning of Rule 16b-3(i) of the Exchange Act.

(cc)      “Restricted Stock Award” means an Award granted under Paragraph VIII of the Plan.

(dd)      “Restricted Stock Unit Award” means a right, granted under Paragraph X hereof, to receive Ordinary Shares at the end of a specified period.

(ee)      “Stock Appreciation Right” means a right to acquire, upon exercise of the right, Ordinary Shares having an aggregate value equal to the then excess of the Fair Market Value of the Ordinary Shares with respect to which the right is exercised over the exercise price therefor.

(ff)       “Subsidiary” means a company or corporate body (as defined by section 1173(1) of the U.K. Companies Act 2006) that is a direct or indirect subsidiary of the Company within the meaning of section 1159 and Schedule 6 of the U.K. Companies Act 2006 and is more than fifty percent (50%) owned by the Company.

III.  EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan was originally effective as of August 22, 2007 upon adoption by Cardtronics, Inc. This fourth amendment and restatement shall become effective as of January 18, 2019 (the “Effective Date”).  No further Awards may be granted under the Plan after 10 years from July 1, 2016.  The Plan shall remain in effect until all Options granted under the Plan have been exercised or expired, all Restricted Stock Awards granted under the Plan have vested or been forfeited, and all Restricted Stock Units, Phantom Stock Awards, and Bonus Stock Awards have been satisfied, settled or expired.

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IV.  ADMINISTRATION

(a)        Composition of Committee.  The Plan shall be administered by the Committee; provided, however, that the Board may determine to administer the Plan from time to time, in which case references herein to the “Committee” shall be deemed to include references to the “Board.”  At any time that a member of a Committee is not a Qualified Member, any action of the applicable Committee relating to an Award granted or to be granted to a Participant who is then an Executive Officer may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members.  Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan.  Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Affiliates, shareholders, Participants, beneficiaries, and permitted transferees under the Plan or other persons claiming rights from or through a Participant.  The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.  The Committee may appoint agents to assist it in administering the Plan.

(b)        Powers.  Subject to the express provisions of the Plan, the Committee shall have the authority, in its sole and absolute discretion, to (i) adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (ii) determine the eligible employees to whom, and the time or times at which, Awards shall be granted; (iii) determine the number of Ordinary Shares that shall be the subject of each Award; (iv) determine the terms and provisions of each Award agreement (which need not be identical), including provisions defining or otherwise relating to (A) the term and the period or periods and extent of exercisability of the Options, (B) the extent to which the transferability of Ordinary Shares issued or transferred pursuant to any Award is restricted, (C) except as otherwise provided herein, the effect of termination of employment with the Company or any of its Subsidiaries or the Company’s holding company, of a Participant on the Award, and (D) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service); (v) accelerate the vesting or time of exercisability of any Award that has been granted; (vi) construe the respective Award agreements and the Plan; (vii) make determinations of the Fair Market Value of the Ordinary Shares pursuant to the Plan; (viii) delegate its duties under the Plan to such agents as it may appoint from time to time, provided that the Committee may not delegate its duties with respect to making Awards to Executive Officers; (ix) subject to the restrictions contained within the Plan, terminate, modify or amend the Plan, (x) adopt sub-plans to the Plan as it considers necessary or desirable to take account of, mitigate or comply with taxation, securities, exchange control or other regulatory laws, and (xi) make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate.

(c)        Additional Powers.  The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan.  Subject to the express provisions of the Plan, this shall

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include the power to construe the Plan and the respective agreements executed hereunder, to prescribe rules and regulations relating to the Plan, to determine the terms, restrictions and provisions of the agreement relating to each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan.  The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in any Award, or in any Award agreement in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability.  The determinations of the Committee on the matters referred to in this Paragraph IV shall be conclusive.

(d)        Delegation of Authority by the Committee.  Notwithstanding the preceding provisions of this Paragraph IV or any other provision of the Plan to the contrary, the Committee may from time to time, in its sole discretion, delegate to the Chief Executive Officer of the Company the administration (or interpretation of any provision) of the Plan, and the right to grant Awards under the Plan, insofar as such administration (and interpretation) and power to grant Awards relates to any person who is not an Executive Officer or any other director or officer of the Company, its Subsidiaries or any of its Affiliates.  Any such delegation may be effective only so long as the Chief Executive Officer of the Company is a Director, and the Committee may revoke such delegation at any time.  The Committee may put any conditions and restrictions on the powers that may be exercised by the Chief Executive Officer of the Company upon such delegation as the Committee determines in its sole discretion.  In the event of any conflict in a determination or interpretation under the Plan as between the Committee and the Chief Executive Officer of the Company, the determination or interpretation, as applicable, of the Committee shall be conclusive.

V.  SHARES SUBJECT TO THE PLAN;

AWARD LIMITS; GRANT OF AWARDS

(a)        Shares Subject to the Plan and Award Limits.  Subject to adjustment as provided in Paragraph XIII, the aggregate maximum number of Ordinary Shares that may be issued under the Plan and the Non-Employee Share and Cash Award Plan shall not exceed 9,679,393 Ordinary Shares, including all Awards outstanding prior to the Effective Date. The aggregate maximum number of Ordinary Shares that may be issued under the Plan through Incentive Stock Options, shall not exceed 9,679,393 Ordinary Shares.  Ordinary Shares shall be deemed to have been issued under the Plan and the Non-Employee Share and Cash Award Plan only to the extent actually issued and delivered to a Participant (or permitted transferee) pursuant to an Award.  To the extent that an Award lapses or the rights of its holder terminate, any Ordinary Shares subject to such Award shall again be available for the grant of an Award under the Plan and the Non-Employee Share and Cash Award Plan.  In addition, Ordinary Shares issued under the Plan and the Non-Employee Share and Cash Award Plan and forfeited from Participants and Ordinary Shares withheld for payment of applicable employment taxes and/or withholding obligations associated with an Award shall again be available for the grant of an Award under the Plan and/ or the Non-Employee Share and Cash Award Plan.  If the Committee authorizes the assumption under this Plan, in connection with any merger, amalgamation, consolidation, acquisition of property or stock, or reorganization, of awards granted under another plan, such assumption shall not reduce the maximum number of Ordinary Shares available for issuance under this Plan.

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Notwithstanding any provision in the Plan or Non-Employee Share and Cash Award Plan to the contrary, (i) the maximum number of Ordinary Shares that may be subject to Awards denominated in Ordinary Shares granted to any one individual during any calendar year may not exceed 1,500,000 Ordinary Shares, and (ii) the maximum amount of cash subject to Awards denominated in cash granted to any one individual during any calendar year may not exceed $3,500,000.

(b)        Grant of Awards.  The Committee may from time to time grant Awards to one or more employees determined by it to be eligible for participation in the Plan in accordance with the terms of the Plan.

(c)        Shares Offered.  Subject to the limitations set forth in subparagraph V(a) hereof, the Ordinary Shares to be offered pursuant to the grant of an Award may be settled by the issue of new Ordinary Shares or Ordinary Shares held in treasury or Ordinary Shares acquired or to be acquired by an employee benefit trust.  Any of such Ordinary Shares which remain unissued and which are not subject to outstanding Awards at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Company shall at all times make available a sufficient number of Ordinary Shares to meet the requirements of the Plan.

VI.  ELIGIBILITY

Awards may be granted only to persons who, at the time of grant, are employees of the Company, a Subsidiary or the Company’s holding company, including an executive Director of the Company, a Subsidiary or the Company’s holding company.  An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option, an Option that is not an Incentive Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Phantom Stock Award, a Bonus Stock Award, or any combination thereof.

VII.  STOCK OPTIONS

(a)        Option Period.  The term of each Option shall be as specified by the Committee at the date of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant.

(b)        Limitations on Exercise of Option.  An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

(c)        Special Limitations on Incentive Stock Options.  An Incentive Stock Option may be granted only to an individual who is employed by the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) at the time the Option is granted.  To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Ordinary Shares with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options.  The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations, and other administrative pronouncements, which of a Participant’s

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Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination.  No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted, the option price is at least 110% of the Fair Market Value of the Ordinary Shares subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant.  An Award of an Incentive Stock Option may provide that such Option may be exercised not later than (i) three (3) months following termination of employment of the Participant with the Company and all subsidiary corporations under Section 424(f) of the Code (other than as set forth in clause (ii) of this Paragraph VII (c)) or (ii) one year following termination of employment of the Participant with the Company and all subsidiary corporations under Section 424(f) of the Code due to death or permanent and total disability within the meaning of Section 22(e)(3) of the Code, in each case as and to the extent determined by the Committee to comply with the requirements of Section 422 of the Code.  If Ordinary Shares acquired by exercise of an Incentive Stock Option are disposed of within two years following the date of grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.  Except as otherwise provided in sections 421 or 422 of the Code, an Incentive Stock Option shall not be transferable and shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative.

(d)        Option Award Agreement.  Each Option shall be evidenced by an Award Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including provisions to comply with the rules relating to Incentive Stock Option under section 422 of the Code as applicable.  Each Award Agreement shall specify the effect of termination or cessation of employment on the exercisability of the Option.  An Award Agreement may provide methods of exercising the Option by establishing procedures satisfactory to the Committee with respect thereto.  Further, an Award Agreement may provide, on such terms and conditions as the Committee in its sole discretion may prescribe, for the grant of a Stock Appreciation Right in connection with the grant of an Option and, in such case, the exercise of the Stock Appreciation Right shall result in the surrender of the right to purchase a number of Ordinary Shares under the Option equal to the number of Ordinary Shares with respect to which the Stock Appreciation Right is exercised (and vice versa). In the case of any Stock Appreciation Right that is granted in connection with an Incentive Stock Option, such right shall be exercisable only when the Fair Market Value of the Ordinary Shares exceeds the price specified therefor in the Option or the portion thereof to be surrendered.  The terms and conditions of the respective Award Agreements need not be identical.

(e)        Option Price and Payment.  The price at which an Ordinary Share may be purchased upon exercise of an Option shall be determined by the Committee but, subject to adjustment as provided in Paragraph XIII, such purchase price shall not be less than the Fair Market Value of an Ordinary Share on the date such Option is granted.  The Option or portion thereof may be

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exercised by delivery of an irrevocable notice of exercise to the Company, as specified by the Committee.  The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee.  Payment of the purchase price may be made: (i) in cash or by cash equivalent acceptable to the Committee, or, (ii) to the extent permitted by the Committee in its sole discretion in an Award Agreement or otherwise (A) in Ordinary Shares valued at the Fair Market Value of such shares on the date of exercise, (B) through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the purchase price, (C) by reducing the number of Ordinary Shares otherwise deliverable upon the exercise of the Option by the number of Ordinary Shares having a Fair Market Value on the date of exercise equal to the purchase price, (D) by a combination of the methods described above or (E) by such other method as may be approved by the Committee.

(f)        Shareholder Rights and Privileges.  The Participant shall be entitled to all the privileges and rights of a shareholder only with respect to such Ordinary Shares as have been purchased under the Option and for which Ordinary Shares have been issued to and registered in the Participant’s name.

(g)        Repricing Prohibition.  Except as provided in Paragraph XIII, the Committee may not, without approval of the shareholders of the Company, (i) lower the purchase price under any outstanding Option or Stock Appreciation Right granted pursuant to the Plan, (ii) take any other action with respect to any such outstanding Option or Stock Appreciation Right that is treated as a repricing under United States generally accepted accounting principles, or (iii) cancel any such outstanding Option or Stock Appreciation Right when its purchase price exceeds the Fair Market Value of the underlying Ordinary Shares in exchange for cash, another Award or other equity.

VIII.  RESTRICTED STOCK AWARDS

(a)        Forfeiture Restrictions To Be Established by the Committee.  Ordinary Shares that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Participant and an obligation of the Participant to forfeit and/ or compulsorily surrender or transfer the Ordinary Shares to (as the Committee may direct) the Company, an employee benefit trust or any third person under certain circumstances (the “Forfeiture Restrictions”).  The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse upon the passage of time or the attainment of one or more performance measures established by the Committee.  The Committee will also determine the mechanism for forfeiting the Ordinary Shares subject to the Restricted Stock Award and may require the Participant to enter into such arrangements, as the Committee determines to be appropriate, in order to enforce the obligations of the Participant under the Award Agreement.  Any performance measures may be determined by the Committee in its sole discretion. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee.

(b)        Other Terms and Conditions.  Ordinary Shares awarded pursuant to a Restricted Stock Award shall be evidenced in such manner as the Committee shall determine.  If a share certificate is registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to applicable Forfeiture Restrictions and other restrictions, that the Company retain physical possession of the certificates and/or that the

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Participant deliver to the Company a share transfer form relating to the Ordinary Shares subject to the Restricted Stock Award.  Unless provided otherwise in an Award Agreement, the Participant shall have the right to receive dividends with respect to Ordinary Shares subject to a Restricted Stock Award, to vote Ordinary Shares subject thereto, and to enjoy all other shareholder rights, except that (i) the Participant shall not be entitled to delivery of the Ordinary Shares until the Forfeiture Restrictions have expired, (ii) the Company shall retain custody of any certificates representing Ordinary Shares subject to the Restricted Stock Award until the Forfeiture Restrictions have expired, (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the Ordinary Shares until the Forfeiture Restrictions have expired, (iv) a breach of the terms and conditions established by the Committee pursuant to the Award Agreement shall cause a forfeiture of the Restricted Stock Award, and (v) any dividends paid with respect to Ordinary Shares subject to a Restricted Stock Award shall be subject to the same vesting and forfeiture terms as the related Restricted Stock.  At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions, or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination or cessation of employment (by retirement, disability, death, or otherwise, such terms of which shall be defined in any Award Agreement) of a Participant prior to expiration of the Forfeiture Restrictions.  Such additional terms, conditions, or restrictions shall be set forth in an Award Agreement made in conjunction with the Award.

(c)        Payment for Restricted Stock.  The Committee shall determine the amount and form of any payment for Ordinary Shares received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Participant shall not be required to make any payment for Ordinary Shares received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

(d)        Restricted Stock Agreements.  At the time any Award is made under this Paragraph VIII, the Company and the Participant shall enter into an Award Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate.  The terms and provisions of the respective Award Agreements need not be identical.

IX.  PHANTOM STOCK AWARDS

(a)        Phantom Stock Awards.  Phantom Stock Awards are rights to receive Ordinary Shares with a value equal to any appreciation or increase in the Fair Market Value of Ordinary Shares over a specified period of time, which vest over a period of time as established by the Committee.  The Committee may, in its discretion, require payment or other conditions of the Participant respecting any Phantom Stock Award.  A Phantom Stock Award may include a share settled Stock Appreciation Right that is granted independently of an Option; provided, however, that the exercise price per Ordinary Share subject to the Stock Appreciation Right shall be determined by the Committee but, subject to adjustment as provided in Paragraph XIII, such exercise price shall not be less than the Fair Market Value of an Ordinary Share on the date such Stock Appreciation Right is granted.

(b)        Award Period.  The Committee shall establish, with respect to and at the time of each Phantom Stock Award, a period over which the Award shall vest with respect to the Participant.

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(c)        Payment.  Following the end of the vesting period for a Phantom Stock Award (or at such other time as the applicable Award Agreement may provide), the holder of a Phantom Stock Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Phantom Stock Award, based on the then vested value of the Award.  Payment of a Phantom Stock Award may only be made in Ordinary Shares.  Payment shall be made in a lump sum or in installments as prescribed by the Committee in an Award Agreement.  Cash dividend equivalents may be paid with respect to a Phantom Stock Award, subject to the same vesting and forfeiture terms as the Phantom Stock Award, as determined by the Committee.

(d)        Phantom Stock Award Agreements.  At the time any Award is made under this Paragraph IX, the Company and the Participant shall enter into an Award Agreement setting forth each of the matters contemplated hereby and such additional matters as the Committee may determine to be appropriate.  The terms and provisions of the respective Award Agreements need not be identical.

X.  RESTRICTED STOCK UNIT AWARDS

(a)        Restricted Stock Unit Awards.  The Committee is authorized to grant Restricted Stock Units, which are rights to receive Ordinary Shares at the end of a specified period (which may or may not be coterminous with the vesting schedule of the Award), to a Participant, subject to the terms and conditions below as well as in any Restricted Stock Unit Award Agreement governing the Award.

(b)        Other Terms and Conditions.  Settlement of an Award of Restricted Stock Units shall occur upon expiration of the period specified for such Restricted Stock Unit by the Committee.  In addition, Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the specified period or at earlier specified times (including based on the achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine.  Restricted Stock Units shall be satisfied by the delivery of Ordinary Shares in the amount equal to the specified number of Ordinary Shares covered by the Restricted Stock Units.

(c)        Dividend Equivalents.  Unless otherwise determined by the Committee and specified in the Award Agreement, dividend equivalents on the specified number of Ordinary Shares covered by an Award of Restricted Stock Units shall be either (i) paid with respect to such number of Ordinary Shares covered by Restricted Stock Units and shall be subject to the same vesting and forfeiture terms as the related Restricted Stock Units, or (ii) deferred with respect to such Restricted Stock Units and the amount or value thereof automatically deemed reinvested in additional Restricted Stock Units with the same terms as the related Restricted Stock Units.

(d)        Restricted Stock Unit Agreements.  At any time any Award is made under this Paragraph X, the Company and the Participant shall enter into an Award Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate.  The terms and provisions of the respective Award Agreements need not be identical.

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XI.  BONUS STOCK AWARDS

Each Bonus Stock Award granted to a Participant shall constitute a transfer of unrestricted Ordinary Shares on such terms and conditions as the Committee shall determine.  Bonus Stock Awards shall be made in respect of Ordinary Shares and need not be subject to performance criteria or objectives or to forfeiture.  The purchase price, if any, for Ordinary Shares issued in connection with a Bonus Stock Award shall be determined by the Committee in its sole discretion.  Bonus Stock Awards may be utilized to grant Ordinary Shares in lieu of obligations to pay cash or deliver other property under other plans or compensatory arrangements, provided that, in the case of Executive Officers, the amount of such grants remains within the discretion of the Committee.  In the case of any grant of Ordinary Shares to an officer of the Company or any of its Subsidiaries or the Company’s holding company in lieu of salary or other cash compensation, the number of Ordinary Shares granted in place of such compensation shall be reasonable, as determined by the Committee.

XII.  FORFEITURE EVENTS

(a)        General.  The Committee may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award are subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.  Such events may include, without limitation, termination of Service for Cause, violation of material Company policies, breach of noncompetition, non-solicitation, confidentiality or other restrictive covenants that may apply to the Participant or other conduct by the Participant that is detrimental to the business or reputation of the Company.

(b)        Termination for Cause.  Unless otherwise provided by the Committee and set forth in an Award Agreement, if (i) a Participant’s employment with the Company, any Subsidiary or the Company’s holding company shall be terminated for Cause or (ii) after termination of employment for any other reason, the Committee determines in its discretion either that, (1) during the Participant’s period of employment, the Participant engaged in an act which would have warranted termination of employment for Cause or (2) after termination, the Participant engaged in conduct that violated any continuing obligation or duty of the Participant in respect of the Company or any Affiliate, such Participant’s rights, payments and benefits with respect to an Award shall be subject to cancellation, forfeiture and/or recoupment.  The Committee shall have the power to determine whether the Participant’s employment has been terminated for Cause, the date upon which such termination for Cause occurs, whether the Participant engaged in an act which would have warranted termination of employment for Cause or engaged in conduct that violated any continuing obligation or duty of the Participant in respect of the Company or any Affiliate.  Any such determination shall be final, conclusive and binding upon all Persons.  In addition, if the Committee shall reasonably determine that a Participant has committed or may have committed any act which could constitute the basis for a termination of such Participant’s employment for Cause or violates any continuing obligation or duty of the Participant in respect of the Company or any Affiliate, the Committee may suspend the Participant’s rights to exercise any Stock Option or Stock Appreciation Right, receive any payment or vest in any right with respect to any Award pending a determination by the Committee of whether an act or omission could constitute the basis for a termination for Cause as provided in this Paragraph XII.

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(c)        Accounting Restatement.  If a Participant receives compensation pursuant to an Award under the Plan based on U.S. GAAP financial statements that are subsequently required to be restated to correct accounting errors and/or misstatements in a way that would decrease the value of such compensation,  the Participant will, to the extent not otherwise prohibited by law, upon the written request of the Company, forfeit and repay to the Company the difference between what the Participant received and what the Participant should have received based on the accounting restatement, in accordance with (i) the Company’s compensation recovery, “clawback” or similar policy, as may be in effect from time to time and (ii) any compensation recovery, “clawback” or similar policy made applicable by law including the provisions of Section 945 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules, regulations and requirements adopted thereunder by the Securities and Exchange Commission and/or any national securities exchange on which the Company’s equity securities may be listed (the “Policy”).  By accepting an Award hereunder, the Participant acknowledges and agrees that the Policy, whenever adopted, shall apply to such Award, and all incentive-based compensation payable pursuant to such Award shall be subject to forfeiture and repayment pursuant to the terms of the Policy.

XIII.  RECAPITALIZATION OR REORGANIZATION

(a)        No Effect on Right or Power.  The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any variation in the share capital of the Company or any Affiliate or any other adjustment, recapitalization, reorganization, or other change in the Company’s or any Affiliate’s capital structure or its business, any merger, acquisition or consolidation of the Company or any Affiliate, any issue of debt or equity securities ahead of or affecting Ordinary Shares or the rights thereof, the winding up, dissolution or liquidation of the Company or any Affiliate, any sale, lease, exchange, or other disposition of all or any part of its assets or business, any demerger or any scheme of arrangement or any other corporate act or proceeding.

(b)        Adjustments In Shares.1  The shares with respect to which Awards may be granted are Ordinary Shares as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect:

(i)         any variation in the share capital of the Company (whenever effected) by way of any corporate event or transaction involving the Company, a Subsidiary  and/or an Affiliate, including, without limitation, a subdivision,  consolidation, merger, amalgamation, consolidation, reorganization, recapitalization, reclassification, separation, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind, extraordinary cash dividend or other like change in capital structure (other than normal cash dividends to shareholders of the Company), or any similar corporate event or transaction;

(ii)       the implementation of a demerger (in whatever form);

1 Note to Draft: Accountants to review adjustment provisions.

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(iii)      an exempt distribution within the meaning of section 1075 of the U.K. Corporation Tax Act 2009; and/or

(iv)       the payment of a share dividend on Ordinary Shares without receipt of consideration by the Company or other dividend in specie or the payment of a special case which, in each case, materially affects the value of an Award;

the Committee shall, in the case of clause (b)(i), adjust the Awards in such manner as it considers appropriate to ensure that each holder of Awards does not experience a significant increase or decrease in the value of such Awards solely by reason of the transaction or event, including, without limitation, adjustments to (i) the maximum number and kind of shares, units, or other securities or property that may be issued under the Plan or under particular forms of Awards, (ii) the number and kind of shares, units or other property subject to then outstanding Awards, (iii) the exercise price, purchase price or grant price for each share, unit or other property subject to then outstanding Awards (provided that the exercise price of an Option to subscribe for new Ordinary Shares may not be adjusted to an Option exercise price per Ordinary Share of less than the nominal value per Ordinary Share, unless the Company is authorized by its shareholders to capitalize reserves and issue Ordinary Shares for less than their nominal value), (iv) other value determinations applicable to the Plan and/or outstanding Awards, and (v) any other terms of an Award that are affected by the event.  Notwithstanding the foregoing, in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Code, unless otherwise determined by the Committee.

In the case of clauses (b)(ii), (iii) and (iv), to the extent not already covered by clause (b)(i), the Committee may adjust the Awards in such manner as it considers appropriate to ensure that each holder of Awards does not experience a significant increase or decrease in the value of such Awards solely by reason of the transaction or event, including, without limitation, the adjustments as described in subsections (i)-(v) in the paragraph immediately above.

Notwithstanding the foregoing, in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Code, unless otherwise determined by the Committee.

(c)        Corporate Changes.  Upon the occurrence of a Corporate Change, unless otherwise specifically prohibited under applicable law or by the applicable rules and regulations of any governmental agency with jurisdiction or applicable governmental agencies or national securities exchanges, or unless the Committee shall determine otherwise in the Award Agreement, the Committee is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding Awards, including without limitation the following (or any combination thereof):  (a) continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; (b) substitution by the surviving company or corporation or its parent of awards with substantially the same terms for outstanding Awards; (c) acceleration of exercisability, vesting, lapse of restrictions and/or payment under outstanding Awards immediately prior to the occurrence of such event; (d) upon written notice, provide that any outstanding Stock Options and Stock Appreciation Rights must be exercised, to the extent then exercisable, during a

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reasonable period of time immediately prior to the scheduled consummation of the event or such other reasonable period as determined by the Committee (contingent upon the consummation of the event), and at the end of such period, such Stock Options and Stock Appreciation Rights shall terminate to the extent not so exercised within the relevant period; and (e) cancel all or any portion of outstanding Awards for fair value (in the form of cash, Ordinary Shares, other property or any combination thereof) as determined in the sole discretion of the Committee; provided,  however, that, in the case of Stock Options and Stock Appreciation Rights, the fair value may equal the excess, if any, of the value or amount of the consideration to be paid in the Corporate Change transaction to holders of Ordinary Shares (or, if no such consideration is paid, Fair Market Value of the Ordinary Shares) over the aggregate exercise or purchase price, as applicable, with respect to such Awards or portion thereof being canceled, or if no such excess, zero; provided, further, that if any payments or other consideration payable to holders of Ordinary Shares in connection with the Corporate Change are deferred and/or contingent as a result of escrows, earn outs, holdbacks or any other contingencies, payments under this provision may be made subject to the same terms and conditions applicable to the holders of Ordinary Shares general in connection with the Corporate Change.

XIV.  AMENDMENT AND TERMINATION OF THE PLAN

The Committee may amend, alter, suspend, discontinue, or terminate (for purposes of this Paragraph XIV, an “Action”) the Plan or any portion thereof or any Award (or Award Agreement) thereunder at any time; provided that no such Action shall be made, other than as permitted under Paragraph XIII)  (i) without shareholder approval (A) if such approval is necessary to comply with any tax (e.g. with respect to Incentive Stock Options) or regulatory requirement applicable to the Plan or (B) if such Action requires shareholder approval under applicable stock exchange requirements, and (ii) without the written consent of the affected Participant, if such Action would materially impair the rights of any Participant under any Award theretofore granted to such Participant under the Plan; provided,  however, that the Committee may amend the Plan, any Award or any Award Agreement without such consent of the Participant in such manner as it deems necessary to comply with applicable laws.

XV.  MISCELLANEOUS

(a)        No Right To An Award.  Neither the approval of the Plan nor any action of the Board or of the Committee shall be deemed to give any individual any right to be granted an Award under the Plan.  The Plan shall be unfunded.  The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Award.

(b)        No Employment/Membership Rights Conferred.  Nothing contained in the Plan shall (i) confer upon any individual any right with respect to continuation of employment or of a consulting or advisory relationship with the Company, a Subsidiary or the Company’s holding company or (ii) interfere in any way with the right of the Company, any Subsidiary or the Company’s holding company to terminate his or her employment or consulting or advisory relationship at any time.  Nothing contained in the Plan shall confer upon any Director any right with respect to continuation of membership on the Board.

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(c)        Limitation on Rights Conferred Under Plan.

(i)         Notwithstanding any provision of the Plan, the rights and obligations of any individual under the terms of his office or employment with the Company, a Subsidiary or the Company’s holding company shall not be affected by his or her participation in the Plan or any right which he or she may have to participate in the Plan or acquire Ordinary Shares pursuant thereto.

(ii)       The grant of Awards shall not confer on the Participant any right with respect to continuance of employment by the Company,  any Subsidiary or the Company’s holding company nor will it interfere in any way with the right of the Company, any Subsidiary or the Company’s holding company to terminate the Participant’s employment at any time.

(iii)      The grant of Awards to a Participant on one occasion does not entitle that individual to any further grants of Awards on any future occasion.

(iv)       A Participant who is granted any Awards pursuant to the Plan shall have no rights to compensation or damages in consequence of the cessation of his or her office or employment with the Company, any Subsidiary or the Company’s holding company for any reason whatsoever, whether or not in breach of contract, insofar as those rights arise or may arise from his or her ceasing to have rights under any Awards under the Plan as a result of such cessation or from the loss or diminution in value of such rights or entitlements.

(v)        An individual will have no right to compensation for any loss of rights or expectations under the Plan for any reason, for any exercise, or failure to exercise, any discretionary power by the Committee or its delegate under the Plan (including without limitation any alleged arbitrary or irrational exercise of a discretionary power), or for any decision to amend or terminate the Plan.  If an individual did acquire any such rights, he or she would be deemed to have waived them irrevocably by accepting the Award.

(d)        Payment Terms Applicable to All Awards.  Except as specifically provided under the terms of the Plan and any applicable Award Agreement, payments to be made by the Company, a Subsidiary or the Company’s holding company upon the exercise of an Option or other Award or settlement of an Award may only be made in the form of Ordinary Shares.  Except as otherwise provided herein and as would not result in the imposition of taxes or penalties under Section 409A of the Code, if applicable, the settlement of any Award may be accelerated in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Corporate Change).  Installments may be required by the Committee (subject to Paragraph XIV of the Plan) or permitted at the election of the Participant on terms and conditions established by the Committee and in compliance with the rules of Section 409A of the Code and all regulations promulgated thereunder, if applicable.  Payments may include provisions for the payment or crediting of reasonable interest on installment payments.  This Plan shall not constitute an “employee benefit plan” for purposes of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

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(e)        Withholding.  The Company, any Subsidiary or the Company’s holding company shall have the power and the right to deduct or withhold automatically from any amount deliverable under the Award or otherwise, or require a Participant to remit to the Company, the minimum statutory amount (or the maximum or other rate as determined by the Committee in an Award Agreement or otherwise) to satisfy any tax, social insurance or social security contributions (including any amount of U.K. employer’s National Insurance constrictions or payment on account liability which a Participant has agreed or elected to bear), payroll, fringe benefit or other taxes required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.  The Committee may establish appropriate procedures to provide for any such payments, including but not limited to (1) to the extent permitted by applicable law, the deduction of such payment from the salary or bonuses or any other amounts due to a Participant by the Company, a Subsidiary or the Company’s holding company at any time, (2) the sale of any number of Ordinary Shares acquired or to be acquired pursuant to the grant, vesting or exercise of an Award and the forwarding of the proceeds of any such sale to any appropriate revenue, tax or social insurance authority, (3) withholding in Ordinary Shares otherwise to be issued pursuant to the Awards, and (4) by direct collection from the Participant at any time.

(f)        No Restriction on Corporate Action.  Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan.  No Participant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

(g)        Trading Policy and Other Restrictions.  Transactions involving Awards under the Plan shall be subject to the Company’s Insider Trading Policy, Short Swing Policy and other restrictions, terms and conditions, to the extent established by the Committee or by applicable law, including any other applicable policies set by the Committee, from time to time.  The Company shall not be obligated to issue any Ordinary Shares pursuant to any Award granted under the Plan at any time when the Ordinary Shares covered by such Award have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules, and regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules, and regulations available for the issuance and sale of such Ordinary Shares.  As a condition precedent to the issuance of Ordinary Shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action that the Company determines is necessary or advisable to meet such requirements.  The Committee may impose such conditions on any Ordinary Shares issuable under the Plan as it may deem advisable, under the requirements of any applicable laws or exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares.  The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the Ordinary Shares are being acquired solely for investment purposes and without any current intention to sell or distribute such shares.  The Committee shall determine whether cash, Awards, other securities or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be rounded, forfeited or otherwise eliminated.

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(h)        Restrictions on Transfer.  An Award (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set forth in subparagraph VII(c)) shall not be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of a Participant and shall not be transferable or assignable by a Participant (other than following the Participant’s death, subject to the applicable laws of descent and distribution).  Any Options or Stock Appreciation Rights may only be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative and, following the Participant’s death, only by his or her executor, administrator, personal representative or other legal representative of the Participant’s estate (as applicable).

(i)         Governing Law.  This Plan and each Award Agreement shall be governed by the laws of England and Wales without regard to any conflict of laws principles and the English courts will have exclusive jurisdiction in respect of all disputes arising under or in connection with the Plan and any Awards.

PARTICIPANT ACKNOWLEDGES THAT, BY ACCEPTING AN AWARD AGREEMENT UNDER THE PLAN, PARTICIPANT IS WAIVING, IF APPLICABLE, ANY RIGHT THAT PARTICIPANT MAY HAVE TO A JURY TRIAL RELATED TO THIS PLAN OR ANY AWARD AGREEMENT THEREUNDER.

(j)         Waiver of Certain Claims.  By participating in the Plan, the Participant waives all and any rights to compensation or damages in consequence of the termination of his or her office or Service with the Company, any Subsidiary or the Company’s holding company for any reason whatsoever, whether lawfully or otherwise, insofar as those rights arise or may arise from his or her ceasing to have rights under the Plan as a result of such termination, or from the loss or diminution in value of such rights or entitlements, including by reason of the operation of the terms of the Plan, any determination by the Board or Committee pursuant to a discretion contained in the Plan or any Award Agreement or the provisions of any statute or law relating to taxation.

(k)        Section 409A of the Code and Section 457A of the Code.

(i)         To the extent applicable, it is intended that the Plan and all Awards hereunder comply with, or be exempt from, the requirements of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder, and that the Plan and all Award Agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code.  In the event that any (i) provision of the Plan or an Award Agreement, (ii) Award, payment, transaction or (iii) other action or arrangement contemplated by the provisions of the Plan is determined by the Committee to not comply with the applicable requirements of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder, the Committee shall have the authority to take such actions and to make such changes to the Plan or an Award Agreement as the Committee deems necessary to comply with such requirements; provided, however, that no such action shall materially and adversely affect any outstanding Award without the consent of the affected Participant.  No payment that constitutes deferred compensation under Section 409A of the Code that would otherwise be made under the Plan or an Award

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Agreement upon a termination of Service will be made or provided unless and until such termination is also a “separation from service,” as determined in accordance with Section 409A of the Code.  Notwithstanding the foregoing or anything elsewhere in the Plan or an Award Agreement to the contrary, if a Participant is a “specified employee” as defined in Section 409A of the Code at the time of termination of Service with respect to an Award, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A of the Code, the commencement of any payments or benefits under the Award shall be deferred until the date that is six (6) months plus one (1) day following the date of the Participant’s termination of Service or, if earlier, the Participant’s death (or such other period as required to comply with Section 409A).  In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

(ii)       The Company intends that any Awards be structured in compliance with, or to satisfy an exemption from, Section 457A of the Code (“Section 457A”) and all regulations, guidance, compliance programs and other interpretative authority thereunder, such that there are no adverse tax consequences, interest, or penalties as a result of the payments.  Notwithstanding the Company’s intention, in the event any Award is subject to Section 457A, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (a) exempt the Plan and/or any Award from the application of Section 457A, (b) preserve the intended tax treatment of any such Award, or (c) comply with the requirements of Section 457A, including without limitation any such regulations, guidance, compliance programs and other interpretative authority that may be issued after the date of the grant.

(l)         No Guarantees Regarding Tax Treatment.  Participants (or their beneficiaries) shall be responsible for all income taxes and employee social security liabilities with respect to any Awards under the Plan. The Committee and the Company make no guarantees to any Person regarding the tax treatment of Awards or payments made under the Plan.  Neither the Committee nor the Company has any obligation to take any action to prevent the assessment of any tax on any Person with respect to any Award under Section 409A of the Code or Section 457A of the Code or otherwise and none of the Company or any of its Affiliates, or any of their employees or representatives shall have any liability to a Participant with respect thereto.

(m)       Data Protection.  The Company and its Affiliates may collect and process personal data about Participants in connection with the implementation and operation of the Plan. Any processing of a Participant's personal data undertaken by the Company or any of its Affiliates will be in accordance with the relevant data protection legislation in force at the relevant time and with the Company's data protection policy as amended from time to time. The Company has issued a Privacy Notice which is available on request from the Company Secretary at the Company's registered office address or which can be downloaded from the Company's intranet. The Privacy Notice explains what personal data the Company and its Affiliates will commonly collect and process. It also explains the reasons for the processing, for how long this personal data is typically kept, the rights of employees regarding their personal data and when the

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Company or its Subsidiaries may share personal data, including when it may be transferred outside of the European Economic Area.

(n)        Employee Trust.  The Company and any Subsidiary may establish and/or an employee benefit trust to administer the Plan and may (to the extent permitted by section 682 of the U.K. Companies Act 2006) provide monies to any trustee of any employee benefit trust established by the Company and any Subsidiary to enable them to acquire Ordinary Shares for the purposes of the Plan, or enter into any guarantee or indemnity for such purposes.

(o)        Costs of Plan.  The Company will pay all costs incurred in introducing and operating the Plan.  If employees of any Subsidiary or the Company’s holding company receive Awards, such Subsidiary or the Company’s holding company, if requested, will reimburse the Company for costs incurred in connection with granting and administering such Awards.

(p)        Third Party Rights.  Except as provided in subparagraph XV(h), a person who is not a party to the grant of an Award under the Plan will have no right under the U.K. Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

(q)        Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(r)        Successors.  All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, amalgamation, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

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ANNEX I

CARDTRONICS PLC.

FOURTH AMENDED AND RESTATED 2007 STOCK INCENTIVE PLAN

FOR NON-EMPLOYEE SHARE AND CASH AWARDS

I.  PURPOSE OF THE NON-EMPLOYEE SHARE PLAN AND CASH AWARD PLAN

This Annex to the CARDTRONICS, INC.  FOURTH AMENDED AND RESTATED 2007 STOCK INCENTIVE PLAN (as assumed and adopted by Cardtronics plc (the “Company”), effective January 18, 2019) (“Annex I” or the “Non-Employee Share and Cash Award Plan”) governs (i) the grant of Awards to Directors who are not employed by the Company or any Subsidiary, to Consultants and to employees to the extent such employees are excluded from participating in the Plan, and (ii) the grants of cash-Awards and cash-settled Awards to any Participant.

The Annex I to the Cardtronics plc. Third Amended and Restated 2007 Stock Incentive Plan shall continue in effect and unchanged with respect to awards outstanding thereunder as of January 17, 2019. All Awards granted under Annex I on or following January 18, 2019 shall be covered by this Annex I to the Fourth Amended and Restated 2007 Stock Incentive Plan.

II.  DEFINITIONS

The following definitions shall be applicable throughout the Non-Employee Share and Cash Award Plan unless specifically modified by any paragraph:

(a)        “Affiliate” means any corporation, partnership, limited liability company or association, trust, or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company.  For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors or comparable governing body of the controlled entity or organization or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

(b)        “Annual Incentive Award” means a conditional right granted to a Participant under Paragraph IX of the Non-Employee Share and Cash Award Plan hereof to receive a cash payment, as determined by the Committee, after the end of a specified year.

(c)        “Award” means, individually or collectively, any Option, Restricted Stock Award, Restricted Stock Unit Award, Annual Incentive Award, Phantom Stock Award, or Bonus Stock Award, in each case, granted under the Non-Employee Share and Cash Award Plan.

(d)        “Award Agreement” means either (a) a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Non-Employee Share and Cash Award Plan, or (b) a written or electronic statement issued by the Company, a Subsidiary or the Company’s holding company to a Participant describing the terms and conditions of the actual grant of such Award.

(e)        “Board” means the Board of Directors of the Company.

(f)        “Bonus Stock Award” means an Award granted under Paragraph XII of the Non-Employee Share and Cash Award Plan.

(g)        “Cause”  shall have the meaning ascribed to it in the Participant’s employment agreement with the Company, a Subsidiary or the Company’s holding company; provided, however, that if the Participant does not have such an employment agreement or the Participant’s employment agreement does not define the term “cause”, then “Cause” shall mean the termination of the Participant’s service with the Company based on a determination by the Committee (or its delegate) that the Participant: (i) has engaged in gross negligence, gross incompetence or willful misconduct in the performance of the Participant’s duties with respect to the Company or any Affiliate; (ii) has refused without proper legal reason to perform the Participant’s duties and responsibilities to the Company or any Affiliate; (iii) has materially breached any material provision of a written agreement or corporate policy or code of conduct established by the Company or any Affiliate; (iv) has willfully engaged in conduct that is materially injurious to the Company or any Affiliate; (v) has disclosed without specific authorization from the Company confidential information of the Company or any Affiliate that is materially injurious to any such entity; (vi) has committed an act of theft, fraud, embezzlement, misappropriation or willful breach of a fiduciary duty to the Company or any Affiliate; or (vii) has been convicted of (or pleaded no contest to) a crime involving fraud, dishonesty or moral turpitude or any felony (or a crime of similar import in a foreign jurisdiction).

(h)        “Change in Control Company Event” means the occurrence of any of the following circumstances:

(i)         Any person (or group of persons acting in concert) obtains Control of the Company as a result of making an offer to acquire all of the issued shares of the Company (other than those which are at the time owned by such person or by persons acting in concert with that person), or if there is otherwise a change of Control of the Company including by way of merger, consolidation or share exchange with any other person.

(ii)       A person becoming bound or entitled to acquire shares of the Company under sections 979 to 982 of the U.K. Companies Act 2006.

(iii)      The court sanctioning a compromise or arrangement between the Company and its shareholders under section 899 of the U.K. Companies Act 2006, resulting in a change of Control of the Company.

(i)         “Code” means the U.S. Internal Revenue Code of 1986, as amended.  References in the Non-Employee Share and Cash Award Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

(j)         “Committee” means the Compensation Committee of the Board, subject to the limitations and exceptions as provided in subparagraph IV(a), such other committee designated by the Board to administer this Non-Employee Share and Cash Award Plan or the Board, in each case as determined by the Board.

(k)        “Company” shall have the meaning assigned to such term in Paragraph I.

(l)         “Consultant” means any person who is not an employee or a Director and who is providing advisory or consulting services to the Company or any Affiliate.

(m)       “Control” shall have the same meaning as in section 995 of the U.K. Income Tax Act 2007.

(n)        “Corporate Change”  shall mean:

(i)         A Change in Control Company Event;

(ii)       A sale of all or substantially all of the assets of the Company to any other person or entity;

(iii)      a dissolution or liquidation of the Company;,

(iv)       any Person acquires or gains ownership or control, directly or indirectly, of more than 30% the combined voting power of the then outstanding voting shares of the Company entitled to vote generally in the election of its directors; or

(v)        during any period of twelve consecutive months the following individuals (the “Incumbent Directors”) cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the Effective Date of the Plan, constitute the Board and any new director whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least a majority of the directors then still in office who either were directors on the Effective Date of the Plan or whose appointment, election or nomination for election was previously so approved or recommended (other than such new director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent or proxy solicitation, relating to the election of directors of the Company by or on behalf of a Person other than the Board), unless, in each case of (ii), (iii) and (iv), following such event (A) the holders of equity securities of the Company immediately prior to such event beneficially own, directly or indirectly, immediately after such event equity securities of the resulting or surviving parent entity, the transferee entity or any new direct or indirect parent entity of the Company resulting from or surviving any such transaction (such entity, the “Successor Entity”) entitled to 70% or more of the votes then eligible to be cast in the election of directors generally (or comparable governing body) of the Successor Entity in substantially the same proportion that they owned the equity securities of the Company immediately prior to such transaction or (B) at least a majority of the members of the board of directors (or comparable governing body) of the Successor Entity immediately following such event were Incumbent Directors at the time of the execution of the initial agreement providing for such event.

Notwithstanding the foregoing, if the Participant is subject to Section 409A of the Code, solely for purposes of determining the timing of payment or timing of distribution for purposes of an Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, a Corporate Change shall not be deemed to have occurred unless the events that have occurred will also constitute a “change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation,” of the Company under Section 409A of the Code, or any successor provision.

(o)        “Director” means an individual who is a member of the Board.

(p)        An “employee” means any person (including an executive Director) in an employment relationship with the Company, a Subsidiary or the Company’s holding company.

(q)        “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(r)        “Executive Officer” shall mean an “officer” of the Company as specified in Rule 16a-1(f) of the Exchange Act, and any successor rule, regulation, or statute fulfilling the same or a similar function.

(s)        “Fair Market Value” means, as of any specified date, the closing share price of the Ordinary Shares (i) reported by the NASDAQ Stock Market LLC on that date or (ii) if the Ordinary Shares are no longer listed on the NASDAQ Stock Market LLC but are listed on any other stock exchange, as reported on the stock exchange composite tape of such exchange on that date (or such other reporting service approved by the Committee); or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Ordinary Shares are so reported.  If the Ordinary Shares are traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Ordinary Shares on the most recent date on which Ordinary Shares were publicly traded.  In the event Ordinary Shares are not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate and, to the extent required for setting the exercise price or purchase price of an Option or Stock Appreciation Right, if applicable, consistent with the requirements of section 409A of the Code.

(t)         “Incentive Stock Option” means an incentive stock option within the meaning of section 422 of the Code.

(u)        “including” means including without limitation.

(v)        “Non-Employee Share and Cash Award Plan” means this Annex I as amended from time to time.

(w)       “Option” means an Award granted under Paragraph VII of the Non-Employee Share and Cash Award Plan and includes both Incentive Stock Options to purchase Ordinary Shares and Options that do not constitute Incentive Stock Options to purchase Ordinary Shares.

(x)        “Ordinary Shares” means the Class A ordinary shares, nominal value $0.01 per share, in the Company or any security into which such Ordinary Shares may be changed or converted by reason of any transaction or event of the type described in Paragraph XIV of the Non-Employee Share and Cash Award Plan.

(y)        “Participant” means an employee, Consultant, or Director or the Company, a Subsidiary or an Affiliate who has been granted an Award under the Non-Employee Share and Cash Award Plan.

(z)        “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Section 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

(aa)      “Plan” means the Cardtronics plc 2018 Stock Incentive Plan.

(bb)      “Phantom Stock Award” means an Award granted under Paragraph X of the Non-Employee Share and Cash Award Plan.

(cc)      “Qualified Member” means a director who qualifies as a “nonemployee director” within the meaning of Rule 16b-3(i) of the Exchange Act.

(dd)      “Restricted Stock Award” means an Award granted under Paragraph VIII of the Non-Employee Share and Cash Award Plan.

(ee)      “Restricted Stock Unit Award” means a right, granted under Paragraph XI hereof, to receive Ordinary Shares, cash or a combination thereof at the end of a specified period.

(ff)       “Stock Appreciation Right” means a right to acquire, upon exercise of the right, Ordinary Shares and/or, in the sole discretion of the Committee, cash having an aggregate value equal to the then excess of the Fair Market Value of the Ordinary Shares with respect to which the right is exercised over the exercise price therefor.

(gg)      “Subsidiary” means a company or corporate body (as defined by section 1173(1) of the U.K. Companies Act 2006) that is a direct or indirect subsidiary of the Company within the meaning of section 1159 and Schedule 6 of the U.K. Companies Act 2006 and is more than fifty percent (50%) owned by the Company.

III.  EFFECTIVE DATE AND DURATION OF

THE NON-EMPLOYEE SHARE AND CASH AWARD PLAN

The Non-Employee Share and Cash Award Plan was originally effective July 1, 2016.  No further Awards may be granted under the Non-Employee Share and Cash Award Plan after 10 years from July 1, 2016.  The Non-Employee Share and Cash Award Plan shall remain in effect until all Options granted under the Non-Employee Share and Cash Award Plan have been exercised or expired, all Restricted Stock Awards granted under the Non-Employee Share and Cash Award Plan have vested or been forfeited, and all Restricted Stock Units, Annual Incentive Awards, Phantom Stock Awards, and Bonus Stock Awards have been satisfied, settled or expired.

IV.  ADMINISTRATION

(a)        Composition of Committee.  The Non-Employee Share and Cash Award Plan shall be administered by the Committee; provided, however, that the Board may determine to administer the Non-Employee Share and Cash Award Plan from time to time, in which case references herein to the “Committee” shall be deemed to include references to the “Board.”  At any time that a member of a Committee is not a Qualified Member, any action of the applicable Committee relating to an Award granted or to be granted to a Participant who is then an Executive Officer, may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members.  Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Non-Employee Share and Cash Award Plan.  Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Affiliates, shareholders, Participants, beneficiaries, and permitted transferees under the Non-Employee Share and Cash Award Plan or other persons claiming rights from or through a Participant.  The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may appoint agents to assist it in administering the Non-Employee Share and Cash Award Plan.

(b)        Powers.  Subject to the express provisions of the Non-Employee Share and Cash Award Plan, the Committee shall have the authority, in its sole and absolute discretion, to (i) adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Non-Employee Share and Cash Award Plan; (ii) determine the eligible persons to whom, and the time or times at which, Awards shall be granted; (iii) determine the amount of cash and the number of Ordinary Shares, or any combination thereof, that shall be the subject of each Award; (iv) determine the terms and provisions of each Award agreement (which need not be identical), including provisions defining or otherwise relating to (A) the term and the period or periods and extent of exercisability of the Options, (B) the extent to which the transferability of Ordinary Shares issued or transferred pursuant to any Award is restricted, (C) except as otherwise provided herein, the effect of termination of employment or the service relationship with the Company, or any of its Subsidiaries or the Company’s holding company, of a Participant on the Award, and (D) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service); (v) accelerate the vesting or time of exercisability of any Award that has been granted; (vi) construe the respective Award agreements and the Non-Employee Share and Cash Award Plan; (vii) make determinations of the Fair Market Value of the Ordinary Shares pursuant to the Non-Employee Share and Cash Award Plan; (viii) delegate its duties under the Non-Employee Share and Cash Award Plan to such agents as it may appoint from time to time, provided that the Committee may not delegate its duties with respect to making Awards to Executive Officers; (ix) subject to the restrictions contained within the Non-Employee Share and Cash Award

Plan, terminate, modify or amend the Non-Employee Share and Cash Award Plan, (x) adopt sub-plans to the Non-Employee Share and Cash Award Plan as it considers necessary or desirable to take account of, mitigate or comply with taxation, securities, exchange control or other regulatory laws, and (xi) make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Non-Employee Share and Cash Award Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate.

(c)        Additional Powers.  The Committee shall have such additional powers as are delegated to it by the other provisions of the Non-Employee Share and Cash Award Plan.  Subject to the express provisions of the Non-Employee Share and Cash Award Plan, this shall include the power to construe the Non-Employee Share and Cash Award Plan and the respective agreements executed hereunder, to prescribe rules and regulations relating to the Non-Employee Share and Cash Award Plan, to determine the terms, restrictions and provisions of the agreement relating to each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Non-Employee Share and Cash Award Plan.  The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Non-Employee Share and Cash Award Plan, in any Award, or in any Award agreement in the manner and to the extent it deems necessary or desirable to carry the Non-Employee Share and Cash Award Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability.  The determinations of the Committee on the matters referred to in this Paragraph IV shall be conclusive.

(d)        Delegation of Authority by the Committee.  Notwithstanding the preceding provisions of this Paragraph IV or any other provision of the Non-Employee Share and Cash Award Plan to the contrary, the Committee may from time to time, in its sole discretion, delegate to the Chief Executive Officer of the Company the administration (or interpretation of any provision) of the Non-Employee Share and Cash Award Plan, and the right to grant Awards under the Non-Employee Share and Cash Award Plan, insofar as such administration (and interpretation) and power to grant Awards relates to any person who is not an Executive Officer or any other director or officer of the Company, its Subsidiaries or any of its Affiliates.  Any such delegation may be effective only so long as the Chief Executive Officer of the Company is a Director, and the Committee may revoke such delegation at any time.  The Committee may put any conditions and restrictions on the powers that may be exercised by the Chief Executive Officer of the Company upon such delegation as the Committee determines in its sole discretion.  In the event of any conflict in a determination or interpretation under the Non-Employee Share and Cash Award Plan as between the Committee and the Chief Executive Officer of the Company, the determination or interpretation, as applicable, of the Committee shall be conclusive.

V.  SHARES SUBJECT TO THE NON-EMPLOYEE SHARE AND CASH AWARD PLAN; AWARD LIMITS; GRANT OF AWARDS

(a)        Shares Subject to the Non-Employee Share and Cash Award Plan and Award Limits.  Subject to adjustment as provided in Paragraph XIV, the aggregate maximum number of Ordinary Shares that may be issued under the Non-Employee Share and Cash Award Plan and the Plan shall not exceed 9,679,393 Ordinary Shares, including all Awards outstanding prior to the

Effective Date of the Plan. The aggregate maximum number of Ordinary Shares that may be issued under the Non-Employee Share and Cash Award Plan and the Plan through Incentive Stock Options, shall not exceed 9,679,393 Ordinary Shares.  Ordinary Shares shall be deemed to have been issued under the Non-Employee Share and Cash Award Plan only to the extent actually issued and delivered to a Participant (or permitted transferee) pursuant to an Award.  To the extent that an Award lapses or the rights of its holder terminate, any Ordinary Shares subject to such Award shall again be available for the grant of an Award under the Non-Employee Share and Cash Award Plan and/or the Plan.  In addition, Ordinary Shares issued under the Non-Employee Share and Cash Award Plan and forfeited from Participants and Ordinary Shares withheld for payment of applicable employment taxes and/or withholding obligations associated with an Award shall again be available for the grant of an Award under the Non-Employee Share and Cash Award Plan and/or the Plan.  If the Committee authorizes the assumption under this the Non-Employee Share and Cash Award Plan, in connection with any merger, amalgamation, consolidation, acquisition of property or stock, or reorganization, of awards granted under another plan, such assumption shall not reduce the maximum number of Ordinary Shares available for issuance under this the Non-Employee Share and Cash Award Plan. Notwithstanding any provision in the Plan or Non-Employee Share and Cash Award Plan to the contrary, (i) the maximum number of Ordinary Shares that may be subject to Awards denominated in Ordinary Shares granted to any one individual during any calendar year may not exceed 1,500,000 Ordinary Shares, and (ii) the maximum amount of cash subject to Awards denominated in cash granted to any one individual during any calendar year may not exceed $3,500,000.

(b)        Grant of Awards.  The Committee may from time to time grant Awards to one or more employees, Consultants, or Directors determined by it to be eligible for participation in the Non-Employee Share and Cash Award Plan in accordance with the terms of the Non-Employee Share and Cash Award Plan.

(c)        Shares Offered.  Subject to the limitations set forth in subparagraph V(a) hereof, the Ordinary Shares to be offered pursuant to the grant of an Award may be settled by the issue of new Ordinary Shares or Ordinary Shares held in treasury.  Any of such Ordinary Shares which remain unissued and which are not subject to outstanding Awards at the termination of the Non-Employee Share and Cash Award Plan shall cease to be subject to the Non-Employee Share and Cash Award Plan but, until termination of the Non-Employee Share and Cash Award Plan, the Company shall at all times make available a sufficient number of Ordinary Shares to meet the requirements of the Non-Employee Share and Cash Award Plan.

VI.  ELIGIBILITY

Awards may be granted only to persons who, at the time of grant, are employees, Consultants, or Directors of the Company, a Subsidiary or the Company’s holding company.  An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Non-Employee Share and Cash Award Plan, such Award may include an Incentive Stock Option, an Option that is not an Incentive Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, an Annual Incentive Award, a Phantom Stock Award, a Bonus Stock Award, or any combination thereof.

VII.  STOCK OPTIONS

(a)        Option Period.  The term of each Option shall be as specified by the Committee at the date of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant.

(b)        Limitations on Exercise of Option.  An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

(c)        Special Limitations on Incentive Stock Options.  An Incentive Stock Option may be granted only to an individual who is employed by the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) at the time the Option is granted.  To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Ordinary Shares with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options.  The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations, and other administrative pronouncements, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination.  No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted, the option price is at least 110% of the Fair Market Value of the Ordinary Shares subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant.  An Award of an Incentive Stock Option may provide that such Option may be exercised not later than (i) three (3) months following termination of employment or service of the Participant with the Company and all subsidiary corporations under Section 424(f) of the Code (other than as set forth in clause (ii) of this Paragraph VII (c)) or (ii) one year following termination of employment or service of the Participant with the Company and all subsidiary corporations under Section 424(f) of the Code due to death or permanent and total disability within the meaning of Section 22(e)(3) of the Code, in each case as and to the extent determined by the Committee to comply with the requirements of Section 422 of the Code.  If Ordinary Shares acquired by exercise of an Incentive Stock Option are disposed of within two years following the date of grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.  Except as otherwise provided in sections 421 or 422 of the Code, an Incentive Stock Option shall not be transferable and shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative.

(d)        Option Award Agreement.  Each Option shall be evidenced by an Award Agreement in such form and containing such provisions not inconsistent with the provisions of the Non-Employee Share and Cash Award Plan as the Committee from time to time shall approve, including provisions to comply with the rules relating to Incentive Stock Option under section 422 of the Code as applicable.  Each Award Agreement shall specify the effect of termination or cessation of (i) employment, (ii) the consulting or advisory relationship, or (iii) membership on the Board, as applicable, on the exercisability of the Option.  An Award Agreement may provide methods of exercising the Option by establishing procedures satisfactory to the Committee with respect thereto.  Further, an Award Agreement may provide, on such terms and conditions as the Committee in its sole discretion may prescribe, for the grant of a Stock Appreciation Right in connection with the grant of an Option and, in such case, the exercise of the Stock Appreciation Right shall result in the surrender of the right to purchase a number of Ordinary Shares under the Option equal to the number of Ordinary Shares with respect to which the Stock Appreciation Right is exercised (and vice versa). In the case of any Stock Appreciation Right that is granted in connection with an Incentive Stock Option, such right shall be exercisable only when the Fair Market Value of the Ordinary Shares exceeds the price specified therefor in the Option or the portion thereof to be surrendered.  The terms and conditions of the respective Award Agreements need not be identical.

(e)        Option Price and Payment.  The price at which an Ordinary Share may be purchased upon exercise of an Option shall be determined by the Committee but, subject to adjustment as provided in Paragraph XIV, such purchase price shall not be less than the Fair Market Value of an Ordinary Share on the date such Option is granted.  The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company, as specified by the Committee.  The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee.  Payment of the purchase price may be made: (i) in cash or by cash equivalent acceptable to the Committee, or, (ii) to the extent permitted by the Committee in its sole discretion in an Award Agreement or otherwise (A) in Ordinary Shares valued at the Fair Market Value of such shares on the date of exercise, (B) through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the purchase price, (C) by reducing the number of Ordinary Shares otherwise deliverable upon the exercise of the Option by the number of Ordinary Shares having a Fair Market Value on the date of exercise equal to the purchase price, (D) by a combination of the methods described above or (E) by such other method as may be approved by the Committee.

(f)        Shareholder Rights and Privileges.  The Participant shall be entitled to all the privileges and rights of a shareholder only with respect to such Ordinary Shares as have been purchased under the Option and for which Ordinary Shares have been issued to and registered in the Participant’s name.

(g)        Repricing Prohibition.  Except as provided in Paragraph XIV, the Committee may not, without approval of the shareholders of the Company, (i) lower the purchase price under any outstanding Option or Stock Appreciation Right granted pursuant to the Non-Employee Share and Cash Award Plan, (ii) take any other action with respect to any such outstanding Option or Stock Appreciation Right that is treated as a repricing under United States generally accepted accounting principles, or (iii) cancel any such outstanding Option or Stock Appreciation Right when its purchase price exceeds the Fair Market Value of the underlying Ordinary Shares in exchange for cash, another Award or other equity.

VIII.  RESTRICTED STOCK AWARDS

(a)        Forfeiture Restrictions To Be Established by the Committee.  Ordinary Shares that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Participant and an obligation of the Participant to forfeit and/ or compulsorily surrender or transfer the Ordinary Shares to (as the Committee may direct) the Company, an employee benefit trust or any third person under certain circumstances (the “Forfeiture Restrictions”).  The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse upon the passage of time or the attainment of one or more performance measures established by the Committee.  The Committee will also determine the mechanism for forfeiting the Ordinary Shares subject to the Restricted Stock Award and may require the Participant to enter into such arrangements, as the Committee determines to be appropriate, in order to enforce the obligations of the Participant under the Award Agreement.  Any performance measures may be determined by the Committee in its sole discretion. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee.

(b)        Other Terms and Conditions.  Ordinary Shares awarded pursuant to a Restricted Stock Award shall be evidenced in such manner as the Committee shall determine.  If a share certificate is registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to applicable Forfeiture Restrictions and other restrictions, that the Company retain physical possession of the certificates and/or that the Participant deliver to the Company a share transfer form relating to the Ordinary Shares subject to the Restricted Stock Award.  Unless provided otherwise in an Award Agreement, the Participant shall have the right to receive dividends with respect to Ordinary Shares subject to a Restricted Stock Award, to vote Ordinary Shares subject thereto, and to enjoy all other shareholder rights, except that (i) the Participant shall not be entitled to delivery of the Ordinary Shares until the Forfeiture Restrictions have expired, (ii) the Company shall retain custody of any certificates representing Ordinary Shares subject to the Restricted Stock Award until the Forfeiture Restrictions have expired, (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the Ordinary Shares until the Forfeiture Restrictions have expired, (iv) a breach of the terms and conditions established by the Committee pursuant to the Award Agreement shall cause a forfeiture of the Restricted Stock Award, and (v) any dividends paid with respect to Ordinary Shares subject to a Restricted Stock Award shall be subject to the same vesting and forfeiture terms as the related Restricted Stock.  At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions, or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination or cessation of employment or service (by retirement, disability, death, or otherwise, such terms of which shall be defined in any Award Agreement) of a Participant prior to expiration of the Forfeiture Restrictions.  Such additional terms, conditions, or restrictions shall be set forth in an Award Agreement made in conjunction with the Award.

(c)        Payment for Restricted Stock.  The Committee shall determine the amount and form of any payment for Ordinary Shares received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Participant shall not be required to make any payment for Ordinary Shares received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

(d)        Restricted Stock Agreements.  At the time any Award is made under this Paragraph VIII, the Company and the Participant shall enter into an Award Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate.  The terms and provisions of the respective Award Agreements need not be identical.

IX.  ANNUAL INCENTIVE AWARDS

The Committee is authorized to grant Annual Incentive Awards. At the time any Annual Incentive Award is made under this Paragraph IX, the Company and the Participant shall enter into an Award Agreement setting forth the terms of such Award, and such additional matters as the Committee may determine to be appropriate.  The grant or payment of such an Annual Incentive Award may be contingent upon the achievement of pre-established performance goals and other terms determined appropriate by the Committee for the applicable performance period. The Committee may, at its discretion, establish an Annual Incentive Award pool(s), which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Annual Incentive Awards for any given performance year.  After the end of each applicable year, the Committee shall determine the amount, if any, of the Annual Incentive Award payable to each Participant.  An Annual Incentive Award shall terminate if the Participant does not remain continuously in the employ of the Company, a Subsidiary or the Company’s holding company or does not continue to perform services as a Consultant or a Director for the Company, a Subsidiary or the Company’s holding company at all times during the applicable performance period, except as may be determined by the Committee.

X.  PHANTOM STOCK AWARDS

(a)        Phantom Stock Awards.  Phantom Stock Awards are rights to receive Ordinary Shares (or the Fair Market Value thereof), or rights to receive an amount, in each case, with a value equal to any appreciation or increase in the Fair Market Value of Ordinary Shares over a specified period of time, which vest over a period of time as established by the Committee.  The Committee may, in its discretion, require payment or other conditions of the Participant respecting any Phantom Stock Award.  A Phantom Stock Award may include a Stock Appreciation Right that is granted independently of an Option; provided, however, that the exercise price per Ordinary Share subject to the Stock Appreciation Right shall be determined by the Committee but, subject to adjustment as provided in Paragraph XIV, such exercise price shall not be less than the Fair Market Value of an Ordinary Share on the date such Stock Appreciation Right is granted.

(b)        Award Period.  The Committee shall establish, with respect to and at the time of each Phantom Stock Award, a period over which the Award shall vest with respect to the Participant.

(c)        Payment.  Following the end of the vesting period for a Phantom Stock Award (or at such other time as the applicable Award Agreement may provide), the holder of a Phantom Stock Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Phantom Stock Award, based on the then vested value of the Award.  Payment of a Phantom Stock Award may be made in cash, Ordinary Shares or a combination thereof as determined by the Committee.  Payment shall be made in a lump sum or in installments as prescribed by the Committee in an Award Agreement.  Any payment to be made in cash shall be based on the Fair Market Value of the Ordinary Shares on the payment date or such other date as may be specified by the Committee in an Award Agreement. Cash dividend equivalents may be paid with respect to a Phantom Stock Award, subject to the same vesting and forfeiture terms as the Phantom Stock Award, as determined by the Committee.

(d)        Phantom Stock Award Agreements.  At the time any Award is made under this Paragraph X, the Company and the Participant shall enter into an Award Agreement setting forth each of the matters contemplated hereby and such additional matters as the Committee may determine to be appropriate.  The terms and provisions of the respective Award Agreements need not be identical.

XI.  RESTRICTED STOCK UNIT AWARDS

(a)        Restricted Stock Unit Awards.  The Committee is authorized to grant Restricted Stock Units, which are rights to receive Ordinary Shares or cash (or combination thereof) at the end of a specified period (which may or may not be coterminous with the vesting schedule of the Award), to a Participant, subject to the terms and conditions below as well as in any Restricted Stock Unit Award Agreement governing the Award.

(b)        Other Terms and Conditions.  Settlement of an Award of Restricted Stock Units shall occur upon expiration of the period specified for such Restricted Stock Unit by the Committee.  In addition, Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the specified period or at earlier specified times (including based on the achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine.  Restricted Stock Units shall be satisfied by the delivery of cash or Ordinary Shares in the amount equal to the Fair Market Value of the specified number of Ordinary Shares covered by the Restricted Stock Units, or combination thereof, as determined by the Committee.

(c)        Dividend Equivalents.  Unless otherwise determined by the Committee and specified in the Award Agreement, dividend equivalents on the specified number of Ordinary Shares covered by an Award of Restricted Stock Units shall be either (i) paid with respect to such number of Ordinary Shares covered by Restricted Stock Units and shall be subject to the same vesting and forfeiture terms as the related Restricted Stock Units, or (ii) deferred with respect to such Restricted Stock Units and the amount or value thereof automatically deemed reinvested in additional Restricted Stock Units with the same terms as the related Restricted Stock Units.

(d)        Restricted Stock Unit Agreements.  At any time any Award is made under this Paragraph XI, the Company and the Participant shall enter into an Award Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate.  The terms and provisions of the respective Award Agreements need not be identical.

XII.  BONUS STOCK AWARDS

Each Bonus Stock Award granted to a Participant shall constitute a transfer of unrestricted Ordinary Shares on such terms and conditions as the Committee shall determine.  Bonus Stock Awards shall be made in respect of Ordinary Shares and need not be subject to performance criteria or objectives or to forfeiture.  The purchase price, if any, for Ordinary Shares issued in connection with a Bonus Stock Award shall be determined by the Committee in its sole discretion.  Bonus Stock Awards may be utilized to grant Ordinary Shares in lieu of obligations to pay cash or deliver other property under the Non-Employee Share and Cash Award Plan or under other plans or compensatory arrangements, provided that, in the case of Executive Officers, the amount of such grants remains within the discretion of the Committee.  In the case of any grant of Ordinary Shares to an officer of the Company or any of its Subsidiaries or the Company’s holding company in lieu of salary or other cash compensation, the number of Ordinary Shares granted in place of such compensation shall be reasonable, as determined by the Committee

XIII.  FORFEITURE EVENTS

(a)        General.  The Committee may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award are subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.  Such events may include, without limitation, termination of Service for Cause, violation of material Company policies, breach of noncompetition, non-solicitation, confidentiality or other restrictive covenants that may apply to the Participant or other conduct by the Participant that is detrimental to the business or reputation of the Company.

(b)        Termination for Cause.  Unless otherwise provided by the Committee and set forth in an Award Agreement, if (i) a Participant’s service with the Company, a Subsidiary or the Company’s holding company shall be terminated for Cause or (ii) after termination of employment or service for any other reason, the Committee determines in its discretion either that, (1) during the Participant’s period of employment or service, the Participant engaged in an act which would have warranted termination of employment or service for Cause or (2) after termination, the Participant engaged in conduct that violated any continuing obligation or duty of the Participant in respect of the Company or any Affiliate, such Participant’s rights, payments and benefits with respect to an Award shall be subject to cancellation, forfeiture and/or recoupment.  The Committee shall have the power to determine whether the Participant’s employment or service has been terminated for Cause, the date upon which such termination for Cause occurs, whether the Participant engaged in an act which would have warranted termination of employment or service for Cause or engaged in conduct that violated any continuing obligation or duty of the Participant in respect of the Company or any Affiliate.  Any such determination shall be final, conclusive and binding upon all Persons.  In addition, if the Committee shall reasonably determine that a Participant has committed or may have committed any act which could constitute the basis for a termination of such Participant’s employment or service for Cause or violates any continuing obligation or duty of the Participant in respect of the Company or any Affiliate, the Committee may suspend the Participant’s rights to exercise any Stock Option or Stock Appreciation Right, receive any payment or vest in any right with respect to any Award pending a determination by the Committee of whether an act or omission could constitute the basis for a termination for Cause as provided in this Paragraph XIII.

(c)        Accounting Restatement.  If a Participant receives compensation pursuant to an Award under the Non-Employee Share and Cash Award Plan based on U.S. GAAP financial statements that are subsequently required to be restated to correct accounting errors and/or misstatements in a way that would decrease the value of such compensation, the Participant will, to the extent not otherwise prohibited by law, upon the written request of the Company, forfeit and repay to the Company the difference between what the Participant received and what the Participant should have received based on the accounting restatement, in accordance with (i) the Company’s compensation recovery, “clawback” or similar policy, as may be in effect from time to time and (ii) any compensation recovery, “clawback” or similar policy made applicable by law including the provisions of Section 945 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules, regulations and requirements adopted thereunder by the Securities and Exchange Commission and/or any national securities exchange on which the Company’s equity securities may be listed (the “Policy”).  By accepting an Award hereunder, the Participant acknowledges and agrees that the Policy, whenever adopted, shall apply to such Award, and all incentive-based compensation payable pursuant to such Award shall be subject to forfeiture and repayment pursuant to the terms of the Policy.

XIV.  RECAPITALIZATION OR REORGANIZATION

(a)        No Effect on Right or Power.  The existence of the Non-Employee Share and Cash Award Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any variation in the share capital of the Company or any Affiliate or any other adjustment, recapitalization, reorganization, or other change in the Company’s or any Affiliate’s capital structure or its business, any merger, acquisition or consolidation of the Company or any Affiliate, any issue of debt or equity securities ahead of or affecting Ordinary Shares or the rights thereof, the winding up, dissolution or liquidation of the Company or any Affiliate, any sale, lease, exchange, or other disposition of all or any part of its assets or business, any demerger or any scheme of arrangement or any other corporate act or proceeding.

(b)        Adjustments In Shares.  The shares with respect to which Awards may be granted are Ordinary Shares as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect:

(i)         any variation in the share capital of the Company (whenever effected) by way of any corporate event or transaction involving the Company, a Subsidiary and/or an Affiliate, including, without limitation, a subdivision, consolidation, merger, amalgamation, consolidation, reorganization, recapitalization, reclassification, separation, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind, extraordinary cash dividend or other like change in capital structure (other than normal cash dividends to shareholders of the Company), or any similar corporate event or transaction;

(ii)       the implementation of a demerger (in whatever form);

(iii)      an exempt distribution within the meaning of section 1075 of the U.K. Corporation Tax Act 2009; and/or

(iv)       the payment of a share dividend on Ordinary Shares without receipt of consideration by the Company or other dividend in specie or the payment of a special case which, in each case, materially affects the value of an Award;

the Committee shall, in the case of clause (b)(i), adjust the Awards in such manner as it considers appropriate to ensure that each holder of Awards does not experience a significant increase or decrease in the value of such Awards solely by reason of the transaction or event, including, without limitation, adjustments to (i) the maximum number and kind of shares, units, or other securities or property that may be issued under the Non-Employee Share and Cash Award Plan or under particular forms of Awards, (ii) the number and kind of shares, units or other property subject to then outstanding Awards, (iii) the exercise price, purchase price or grant price for each share, unit or other property subject to then outstanding Awards (provided that the exercise price of an Option to subscribe for new Ordinary Shares may not be adjusted to an Option exercise price per Ordinary Share of less than the nominal value per Ordinary Share, unless the Company is authorized by its shareholders to capitalize reserves and issue Ordinary Shares for less than their nominal value), (iv) other value determinations applicable to the Non-Employee Share and Cash Award Plan and/or outstanding Awards, and (v) any other terms of an Award that are affected by the event.  Notwithstanding the foregoing, in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Code, unless otherwise determined by the Committee.

In the case of clauses (b)(ii), (iii) and (iv), to the extent not already covered by clause (b)(i), the Committee may adjust the Awards in such manner as it considers appropriate to ensure that each holder of Awards does not experience a significant increase or decrease in the value of such Awards solely by reason of the transaction or event, including, without limitation, the adjustments as described in subsections (i)-(v) in the paragraph immediately above. Notwithstanding the foregoing, in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Code, unless otherwise determined by the Committee.

(c)        Corporate Changes.  Upon the occurrence of a Corporate Change, unless otherwise specifically prohibited under applicable law or by the applicable rules and regulations of any governmental agency with jurisdiction or applicable governmental agencies or national securities exchanges, or unless the Committee shall determine otherwise in the Award Agreement, the Committee is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding Awards, including without limitation the following (or any combination thereof):  (a) continuation or assumption of such outstanding Awards under the Non-Employee Share and Cash Award Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; (b) substitution by the surviving company or corporation or its parent of awards with substantially the same terms for outstanding Awards; (c) acceleration of exercisability, vesting, lapse of restrictions and/or payment under outstanding Awards immediately prior to the occurrence of such event; (d) upon written notice, provide that any outstanding Stock Options and Stock Appreciation Rights must be exercised, to the extent then exercisable, during a reasonable period of time immediately prior to the scheduled consummation of the event or such other reasonable period as determined by the Committee (contingent upon the consummation of the event), and at the end of such period, such Stock Options and Stock Appreciation Rights shall terminate to the extent not so exercised within the relevant period; and (e) cancel all or any portion of outstanding Awards for fair value (in the form of cash, Ordinary Shares, other property or any combination thereof) as determined in the sole discretion of the Committee; provided,  however, that, in the case of Stock Options and Stock Appreciation Rights, the fair value may equal the excess, if any, of the value or amount of the consideration to be paid in the Corporate Change transaction to holders of Ordinary Shares (or, if no such consideration is paid, Fair Market Value of the Ordinary Shares) over the aggregate exercise or purchase price, as applicable, with respect to such Awards or portion thereof being canceled, or if no such excess, zero; provided, further, that if any payments or other consideration payable to holders of Ordinary Shares in connection with the Corporate Change are deferred and/or contingent as a result of escrows, earn outs, holdbacks or any other contingencies, payments under this provision may be made subject to the same terms and conditions applicable to the holders of Ordinary Shares general in connection with the Corporate Change.

XV.  AMENDMENT AND TERMINATION OF

THE NON-EMPLOYEE SHARE AND CASH AWARD PLAN

The Committee may amend, alter, suspend, discontinue, or terminate (for purposes of this Paragraph XV, an “Action”) the Non-Employee Share and Cash Award Plan or any portion thereof or any Award (or Award Agreement) thereunder at any time; provided that no such Action shall be made, other than as permitted under Paragraph XIV)  (i) without shareholder approval (A) if such approval is necessary to comply with any tax (e.g. with respect to Incentive Stock Options) or regulatory requirement applicable to the Non-Employee Share and Cash Award Plan or (B) if such Action requires shareholder approval under applicable stock exchange requirements, and (ii) without the written consent of the affected Participant, if such Action would materially impair the rights of any Participant under any Award theretofore granted to such Participant under the Non-Employee Share and Cash Award Plan; provided,  however, that the Committee may amend the Non-Employee Share and Cash Award Plan, any Award or any Award Agreement without such consent of the Participant in such manner as it deems necessary to comply with applicable laws.

XVI.  MISCELLANEOUS

(a)        No Right To An Award.  Neither the approval of the Non-Employee Share and Cash Award Plan nor any action of the Board or of the Committee shall be deemed to give any individual any right to be granted an Award under the Non-Employee Share and Cash Award Plan.  The Non-Employee Share and Cash Award Plan shall be unfunded.  The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Award.

(b)        No Employment or Service /Membership Rights Conferred.  Nothing contained in the Non-Employee Share and Cash Award Plan shall (i) confer upon any individual any right with respect to continuation of employment or service with the Company, a Subsidiary or the Company’s holding company or (ii) interfere in any way with the right of the Company, a Subsidiary or the Company’s holding company to terminate his or her employment or service relationship at any time.  Nothing contained in the Non-Employee Share and Cash Award Plan shall confer upon any Director any right with respect to continuation of membership on the Board.

(c)        Limitation on Rights Conferred Under Non-Employee Share and Cash Award Plan.

(i)         Notwithstanding any provision of the Non-Employee Share and Cash Award Plan, the rights and obligations of any individual under the terms of his office, employment or service with the Company, a Subsidiary or the Company’s holding company shall not be affected by his or her participation in the Non-Employee Share and Cash Award Plan or any right which he or she may have to participate in the Non-Employee Share and Cash Award Plan or acquire Ordinary Shares pursuant thereto.

(ii)       The grant of Awards shall not confer on the Participant any right with respect to continuance of employment or service by the Company, any Subsidiary or the Company’s holding company, nor will it interfere in any way with the right of the Company, any Subsidiary or the Company’s holding company to terminate the Participant’s employment or service at any time.

(iii)      The grant of Awards to a Participant on one occasion does not entitle that individual to any further grants of Awards on any future occasion.

(iv)       A Participant who is granted any Awards pursuant to the Non-Employee Share and Cash Award Plan shall have no rights to compensation or damages in consequence of the cessation of his or her office, employment or service with the Company, any Subsidiary or the Company’s holding company for any reason whatsoever, whether or not in breach of contract, insofar as those rights arise or may arise from his or her ceasing to have rights under any Awards under the Non-Employee Share and Cash Award Plan as a result of such cessation or from the loss or diminution in value of such rights or entitlements.

(v)        An individual will have no right to compensation for any loss of rights or expectations under the Non-Employee Share and Cash Award Plan for any reason, for any exercise, or failure to exercise, any discretionary power by the Committee or its delegate under the Non-Employee Share and Cash Award Plan (including, without limitation, any alleged arbitrary or irrational exercise of a discretionary power), or for any decision to amend or terminate the Non-Employee Share and Cash Award Plan.  If an individual did acquire any such rights, he or she would be deemed to have waived them irrevocably by accepting the Award.

(d)        Payment Terms Applicable to All Awards.  Except as specifically provided under the terms of the Non-Employee Share and Cash Award Plan and any applicable Award Agreement, payments to be made by the Company, a Subsidiary or the Company’s holding company upon the exercise of an Option or other Award or settlement of an Award may only be made in the form of Ordinary Shares.  Except as otherwise provided herein and as would not result in the imposition of taxes or penalties under Section 409A of the Code, if applicable, the settlement of any Award may be accelerated in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Corporate Change).  Installments may be required by the Committee (subject to Paragraph XV of the Non-Employee Share and Cash Award Plan) or permitted at the election of the Participant on terms and conditions established by the Committee and in compliance with the rules of Section 409A of the Code and all regulations promulgated thereunder, if applicable.  Payments may include provisions for the payment or crediting of reasonable interest on installment payments.  This Non-Employee Share and Cash Award Plan shall not constitute an “employee benefit plan” for purposes of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

(e)        Withholding.  The Company, any Subsidiary or the Company’s holding company shall have the power and the right to deduct or withhold automatically from any amount deliverable under the Award or otherwise, or require a Participant to remit to the Company, the minimum statutory amount (or the maximum or other rate as determined by the Committee in an Award Agreement or otherwise) to satisfy any tax, social insurance or social security contributions (including any amount of U.K. employer’s National Insurance constrictions or payment on account liability which a Participant has agreed or elected to bear), payroll, fringe benefit or other taxes required by law or regulation to be withheld with respect to any taxable event arising as a result of the Non-Employee Share and Cash Award Plan.  The Committee may establish appropriate procedures to provide for any such payments, including but not limited to (1) to the extent permitted by applicable law, the deduction of such payment from the salary or bonuses or any other amounts due to a Participant by the Company, a Subsidiary or the Company’s holding company at any time, (2) the sale of any number of Ordinary Shares acquired or to be acquired pursuant to the grant, vesting or exercise of an Award and the forwarding of the proceeds of any such sale to any appropriate revenue, tax or social insurance authority, (3) withholding in Ordinary Shares otherwise to be issued pursuant to the Awards, and (4) by direct collection from the Participant at any time.

(f)        No Restriction on Corporate Action.  Nothing contained in the Non-Employee Share and Cash Award Plan shall be construed to prevent the Company or any Affiliate from taking any action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Non-Employee Share and Cash Award Plan or any Award made under the Non-Employee Share and Cash Award Plan.  No Participant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

(g)        Trading Policy and Other Restrictions.  Transactions involving Awards under the Non-Employee Share and Cash Award Plan shall be subject to the Company’s Insider Trading Policy, Short Swing Policy and other restrictions, terms and conditions, to the extent established by the Committee or by applicable law, including any other applicable policies set by the Committee, from time to time.  The Company shall not be obligated to issue any Ordinary Shares pursuant to any Award granted under the Non-Employee Share and Cash Award Plan at any time when the Ordinary Shares covered by such Award have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules, and regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules, and regulations available for the issuance and sale of such Ordinary Shares.  As a condition precedent to the issuance of Ordinary Shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action that the Company determines is necessary or advisable to meet such requirements.  The Committee may impose such conditions on any Ordinary Shares issuable under the Non-Employee Share and Cash Award Plan as it may deem advisable, under the requirements of any applicable laws or exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares.  The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the Ordinary Shares are being acquired solely for investment purposes and without any current intention to sell or distribute such shares.  The Committee shall determine whether cash, Awards, other securities or other property shall be issued or paid in lieu of fractional

Shares or whether such fractional Shares or any rights thereto shall be rounded, forfeited or otherwise eliminated.

(h)        Restrictions on Transfer.  An Award (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set forth in subparagraph VII(c)) shall not be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of a Participant and shall not be transferable or assignable by a Participant (other than following the Participant’s death, subject to the applicable laws of descent and distribution).  Any Options or Stock Appreciation Rights may only be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative and, following the Participant’s death, only by his or her executor, administrator, personal representative or other legal representative of the Participant’s estate (as applicable).

(i)         Governing Law.  This Non-Employee Share and Cash Award Plan and each Award Agreement shall be governed by the laws of England and Wales without regard to any conflict of laws principles and the English courts will have exclusive jurisdiction in respect of all disputes arising under or in connection with the Non-Employee Share and Cash Award Plan and any Awards.

PARTICIPANT ACKNOWLEDGES THAT, BY ACCEPTING AN AWARD AGREEMENT UNDER THE NON-EMPLOYEE SHARE AND CASH AWARD PLAN, PARTICIPANT IS WAIVING, IF APPLICABLE, ANY RIGHT THAT PARTICIPANT MAY HAVE TO A JURY TRIAL RELATED TO THIS NON-EMPLOYEE SHARE AND CASH AWARD PLAN OR ANY AWARD AGREEMENT THEREUNDER.

(j)         Waiver of Certain Claims.  By participating in the Non-Employee Share and Cash Award Plan, the Participant waives all and any rights to compensation or damages in consequence of the termination of his or her office or Service with the Company, any Subsidiary or the Company’s holding company for any reason whatsoever, whether lawfully or otherwise, insofar as those rights arise or may arise from his or her ceasing to have rights under the Non-Employee Share and Cash Award Plan as a result of such termination, or from the loss or diminution in value of such rights or entitlements, including by reason of the operation of the terms of the Non-Employee Share and Cash Award Plan, any determination by the Board or Committee pursuant to a discretion contained in the Non-Employee Share and Cash Award Plan or any Award Agreement or the provisions of any statute or law relating to taxation.

(k)        Section 409A of the Code and Section 457A of the Code.

(i)         To the extent applicable, it is intended that the Non-Employee Share and Cash Award Plan and all Awards hereunder comply with, or be exempt from, the requirements of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder, and that the Non-Employee Share and Cash Award Plan and all Award Agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code.  In the event that any (i) provision of the Non-Employee Share and Cash Award Plan or an Award Agreement, (ii) Award, payment, transaction or (iii) other action or arrangement contemplated by the provisions of the Non-Employee Share and Cash Award Plan is determined by the Committee to not comply with the applicable requirements of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder, the Committee shall have the authority to take such actions and to make such changes to the Non-Employee Share and Cash Award Plan or an Award Agreement as the Committee deems necessary to comply with such requirements; provided,  however, that no such action shall materially and adversely affect any outstanding Award without the consent of the affected Participant.  No payment that constitutes deferred compensation under Section 409A of the Code that would otherwise be made under the Non-Employee Share and Cash Award Plan or an Award Agreement upon a termination of Service will be made or provided unless and until such termination is also a “separation from service,” as determined in accordance with Section 409A of the Code.  Notwithstanding the foregoing or anything elsewhere in the Non-Employee Share and Cash Award Plan or an Award Agreement to the contrary, if a Participant is a “specified employee” as defined in Section 409A of the Code at the time of termination of Service with respect to an Award, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A of the Code, the commencement of any payments or benefits under the Award shall be deferred until the date that is six (6) months plus one (1) day following the date of the Participant’s termination of Service or, if earlier, the Participant’s death (or such other period as required to comply with Section 409A).  In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

(ii)       The Company intends that any Awards be structured in compliance with, or to satisfy an exemption from, Section 457A of the Code (“Section 457A”) and all regulations, guidance, compliance programs and other interpretative authority thereunder, such that there are no adverse tax consequences, interest, or penalties as a result of the payments.  Notwithstanding the Company’s intention, in the event any Award is subject to Section 457A, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Non-Employee Share and Cash Award Plan and/or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (a) exempt the Non-Employee Share and Cash Award Plan and/or any Award from the application of Section 457A, (b) preserve the intended tax treatment of any such Award, or (c) comply with the requirements of Section 457A, including without limitation any such regulations, guidance, compliance programs and other interpretative authority that may be issued after the date of the grant.

(l)         No Guarantees Regarding Tax Treatment.  Participants (or their beneficiaries) shall be responsible for all income taxes and employee social security liabilities with respect to any Awards under the Non-Employee Share and Cash Award Plan. The Committee and the Company make no guarantees to any Person regarding the tax treatment of Awards or payments made under the Non-Employee Share and Cash Award Plan.  Neither the Committee nor the Company has any obligation to take any action to prevent the assessment of any tax on any Person with respect to any Award under Section 409A of the Code or Section 457A of the Code or otherwise and none of the Company or any of its Affiliates, or any of their employees or representatives shall have any liability to a Participant with respect thereto.

(m)       Data Protection.  The Company and its Affiliates may collect and process personal data about Participants in connection with the implementation and operation of the Non-Employee Share and Cash Award Plan. Any processing of a Participant's personal data undertaken by the Company or any of its Affiliates will be in accordance with the relevant data protection legislation in force at the relevant time and with the Company's data protection policy as amended from time to time. The Company has issued a Privacy Notice which is available on request from the Company Secretary at the Company's registered office address or which can be downloaded from the Company's intranet. The Privacy Notice explains what personal data the Company and its Affiliates will commonly collect and process. It also explains the reasons for the processing, for how long this personal data is typically kept, the rights of employees regarding their personal data and when the Company or its Subsidiaries may share personal data, including when it may be transferred outside of the European Economic Area.

(n)        Employee Trust.  The Company and any Subsidiary may establish and/or an employee benefit trust to administer the Non-Employee Share and Cash Award Plan and may (to the extent permitted by section 682 of the U.K. Companies Act 2006) provide monies to any trustee of any employee benefit trust established by the Company and any Subsidiary to enable them to acquire Ordinary Shares for the purposes of the Non-Employee Share and Cash Award Plan, or enter into any guarantee or indemnity for such purposes.

(o)        Costs of Non-Employee Share and Cash Award Plan.  The Company will pay all costs incurred in introducing and operating the Non-Employee Share and Cash Award Plan.  If service providers of any Subsidiary or the Company’s holding company receive Awards, such Subsidiary or the Company’s holding company, if requested, will reimburse the Company for costs incurred in connection with granting and administering such Awards.

(p)        Third Party Rights.  Except as provided in subparagraph XVI(h) hereof, a person who is not a party to the grant of an Award under the Non-Employee Share and Cash Award Plan will have no right under the U.K. Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

(q)        Severability.  If any provision of the Non-Employee Share and Cash Award Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Non-Employee Share and Cash Award Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Non-Employee Share and Cash Award Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Non-Employee Share and Cash Award Plan and any such Award shall remain in full force and effect.

(r)        Successors.  All obligations of the Company under the Non-Employee Share and Cash Award Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, amalgamation, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.